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                                                                     Exhibit 5.1

                       [Covington & Burling Letterhead]


                                    February 23, 1996



Chesapeake Utilities Corporation
909 Silver Lake Boulevard
Dover, Delaware  19904

Gentlemen:

This opinion is being furnished to you in connection with the proposed offer and sale by Chesapeake Utilities Corporation, a Delaware corporation (the "Corporation"), of up to 200,000 shares (the "Shares") of common stock, par value $.4867 per share (the "Common Stock"), of the Corporation that may be originally issued under the terms of the Corporation's Performance Incentive Plan (the "Incentive Plan") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on or about the date hereof. We have been informed that the 50,000 shares of Common Stock issuable under the Corporation's Directors Stock Compensation Plan, which also are covered by the Registration Statement, will consist solely of previously issued shares that have been or will be reacquired by the Company.

We have acted as counsel to the Corporation in connection with the preparation of the Registration Statement, and have examined signed copies of the Registration Statement. We have also examined and relied upon copies of minutes of meetings of the Board of Directors of the Corporation relating to the adoption of the Incentive Plan and the Directors Plan and the authorization of the Shares.

We also have examined originals or copies, certified otherwise identified to our satisfaction, of such other documents, and have made such other investigations, as we have deemed necessary to form a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as copies. As to all matters of fact relevant to our opinion, we have relied exclusively, without independent investigation or verification, upon the foregoing documents and on the certificates of public officials and officials of the Company.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon the issuance thereof in accordance with the terms of the Incentive Plan, the Shares will be validly issued, fully paid and nonassessable. We express no opinion on any shares of Common Stock covered by the Registration Statement that previously were issued by the Corporation and are reacquired for distribution under the terms of the Incentive Plan.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares under the Plan and only while the Registration Statement is in effect.

                                    Very truly yours,


                                    /s/ Covington & Burling
                                    COVINGTON & BURLING

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